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                                                               Exhibit 24.1
                                 POWER OF ATTORNEY

          WHEREAS, Sterling Electronics Corporation, a Nevada corporation (the "Company"), intends to file with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form S-8 (the "Registration Statement"), including any amendments thereto as may be required by the SEC pursuant to the Act and the rules and regulations of the SEC promulgated thereunder, along with any and all exhibits and other documents having relation thereto, which filing will be in connection with the registration of approximately 500,000 shares of Common Stock, par value $0.50 per share, of the Company for issuance to certain employees and directors of the Company pursuant to the Sterling Electronics Corporation 1994 Stock Option Plan.

          NOW THEREFORE, the undersigned, in their capacities as directors or officers or both, as the case may be, of the Company, do hereby appoint Messrs. Ronald S. Spolane and Mac McConnell, or either of them severally, their true and lawful attorney or attorneys, with power to act with or without the other and with full power of substitution and resubstitution, to execute in the name, place, and stead in the capacity as a director, officer, or both, as the case may be, of the Company, the Registration Statement and any and all amendments to such Registration Statement, and all instruments necessary of incidental in connection therewith and to file the same with the SEC. Each of the attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities every act whatsoever necessary or desirable to be done in the premises as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

          IN WITNESS WHEREOF, the undersigned have executed this instrument in multiple original counterparts as of the 27th day of June, 1995.


LEON WEBB, JR.                     HERSCHEL G. MALTZ
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Leon Webb, Jr.                     Herschel G. Maltz

S.M. LAMBERT, PH.D.                DAVID A. SPOLANE
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S. M. Lambert, Ph. D.              David A. Spolane

DAVID R. TOOMIM                    RONALD S. SPOLANE
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David R. Toomim                    Ronald S. Spolane

MAC MCCONNELL                      JAY H. GOLDING
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Mac McConnell                      Jay H. Golding